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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                          Jurisdiction
        Subsidiaries (a)                  of Incorporation
        ----------------                  ----------------

Express, LLC (b)                          Delaware
The Limited Stores, Inc. (c)              Delaware
Henri Bendel, Inc. (d)                    Delaware
Mast Industries, Inc. (e)                 Delaware
Mast Industries (Far East) Limited (f)    Hong Kong
Limited Logistics Services, Inc. (g)      Delaware
Limited Service Corporation (h)           Delaware
Womanco, Inc. (i)                         Delaware
Victoria's Secret Stores, Inc. (j)        Delaware
Victoria's Secret Direct, LLC (k)         Delaware
Bath & Body Works, Inc. (l)               Delaware
Intimate Beauty Corporation (m)           Delaware
Intimate Brands, Inc. (n)                 Delaware

(a) The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 1, 2003.

(b) Express, LLC is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c) The Limited Stores, Inc. is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(d) Henri Bendel, Inc. is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(e) Mast Industries, Inc. is a wholly-owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(f) Mast Industries (Far East) Limited is a wholly-owned subsidiary of Mast Industries (Overseas), Inc., which is a wholly-owned subsidiary of Mast Industries, Inc.

(g) Limited Logistics Services, Inc. is a wholly-owned subsidiary of LTDSP, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(h) Limited Service Corporation is a majority owned subsidiary of Mast Industries (Overseas), Inc.

(i)  Womanco, Inc. is a wholly-owned subsidiary of the registrant.

(j) Victoria's Secret Stores, Inc. is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(k) Victoria's Secret Direct, LLC is a wholly-owned subsidiary of Victoria's Secret Direct Holding LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(l) Bath & Body Works, Inc. is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

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(m)  Intimate Beauty Corporation is a majority owned subsidiary of Intimate
     Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(n)  Intimate Brands, Inc. is a wholly-owned subsidiary of the registrant.